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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2004, with respect to the financial statements of Celldex Therapeutics, Inc. included in Amendment No. 5 to the Registration Statement (Form S-l No. 333-114353) and related Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM